Report of Independent
Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of DWS Multi-
Market Income Trust
In planning and performing our
audit of the financial statements
of DWS Multi-Market Income
Trust  (the Company) as of and
for the year ended November 30,
2011, in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Company's
internal control over financial
reporting, including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
the Company's internal control
over financial reporting.
Accordingly, we express no such
opinion.
The management of the
Company is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is
a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally accepted accounting
principles. A company's internal
control over financial reporting
includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts and
expenditures of the company are
being made only in accordance
with authorizations of
management and trustees of the
company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's
assets that could have a material
effect on the financial
statements.
Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
company's annual or interim
financial statements will not be
prevented or detected on a
timely basis.
Our consideration of the
Company's internal control over
financial reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the
Company's internal control over
financial reporting and its
operation, including controls over
safeguarding securities, that we
consider to be a material
weakness as defined above as
of November 30, 2011.
This report is intended solely for
the information and use of
management and the Board of
Trustees of DWS Multi-Market
Income Trust and the Securities
and Exchange Commission and
is not intended to be and should
not be used by anyone other
than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
January 20, 2012